    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1997

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                               -------------------


                               TELXON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                     74-1666060
    (STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION NO.)

                   3330 WEST MARKET STREET, AKRON, OHIO 44333
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                    TELXON CORPORATION 1990 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

  FRANK E. BRICK                                ROBERT A. GOODMAN, ESQ.
  PRESIDENT AND CHIEF EXECUTIVE OFFICER         GOODMAN WEISS MILLER LLP
  3330 WEST MARKET STREET                       100 ERIEVIEW PLAZA, 27TH FLOOR
  AKRON, OHIO 44333                             CLEVELAND, OHIO 44114-1924
  (330) 664-1000                                (216) 696-3366
                                                (AGENT TO RECEIVE COMMENTS AND
                                                OTHER COMMUNICATIONS)


           (Name, address and telephone number of agents for service)


                               -------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                         Proposed            Proposed
            Title of                                      Maximum             Maximum
           Securities               Amount                Offering           Aggregate           Amount of
             to be                    to                   Price             Offering           Registration
         Registered (1)           Registered             per Share             Price               Fee (1)
         --------------           ----------             ---------           ---------             -------

      Common Stock,             15,065 shares (2)      $23.3750 (2)         $   352,144.38            --
         par value $.01

      Common Stock,            320,700 shares (2)      $25.3100 (2)         $ 8,116,917.00            --
         par value $.01

      Common Stock,              5,000 shares (2)      $24.3750 (2)         $   121,875.00            --
         par value $.01

      Common Stock,            409,235 shares (3)      $21.8750 (3)         $ 8,952,015.63            --
         par value $.01

      TOTALS                   750,000 shares                 --            $17,542,952.01         $ 5,316.05

--------------------------------------------------------------------------------

(1) This Registration Statement is being filed in accordance with General Instruction E to Form S-8 to register 750,000 additional shares of Common Stock, par value $.01 per share, of Telxon Corporation (the "Newly Authorized Shares") which were approved by its stockholders on September 10, 1997 for issuance upon the exercise of options granted under Registrant's 1990 Stock Option Plan for its employees, as amended, at the times provided therein. Registrant has previously filed
         (i) Registration Statement No. 33-43318 with respect to the 1,000,000 shares of the same class originally authorized for issuance upon the exercise of options granted under such Plan and (ii) Registration Statement No. 333-00449 with respect to 2,350,000 shares of the same class previously approved for addition to such Plan. The filing fee required by the Securities Act of 1933, as amended, and Rule 457 promulgated thereunder has been calculated in the table above and paid with respect to the Newly Authorized Shares only.

(2) Options have been granted under the Plan with respect to the number of the Newly Authorized Shares shown in the second column at the exercise price per share shown with respect to those shares in the third column.

(3) Options are not presently outstanding under the Plan with respect to the number of Newly Authorized Shares shown in the second column. The maximum offering price shown with respect to those shares in the third column has been estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c), on the basis of the average of the high ($22.25) and low ($21.50) prices of Registrant's Common Stock as reported by The Nasdaq Stock Market's National Market on December 19, 1997.

This Registration Statement on Form S-8 is being filed to register the additional 750,000 shares (the "Newly Authorized Shares") of Common Stock, par value $.01 per share, of Telxon Corporation (the "Corporation" or "Registrant") which were approved by Registrant's stockholders at the Annual Meeting thereof held September 10, 1997 for issuance upon the exercise of options granted under the Registrant's 1990 Stock Option Plan for its employees, as amended (the "Employee Plan"). Prior to the stockholders' approval of such additional shares, Registrant had filed two registration statements on Form S-8 with respect to the shares then authorized for issuance under the Employee Plan, both of which (collectively, the "Existing Registration Statement") continue to be effective with respect to shares of the same class as are the subject of this Registration
Statement: (i) Registration No. 33-43318 (the "Original Registration Statement") with respect to the 1,000,000 shares of the same class which were originally authorized for issuance upon the exercise of options granted under the Employee Plan, and (ii) Registration No. 333-00449 (prepared in reliance upon General Instruction E to Form S-8 with reference to the Original Registration Statement) with respect to the 2,350,000 additional shares authorized for issuance under the Employee Plan subsequent to the original adoption of the Employee Plan and prior to the September 10, 1997 approval of the additional Employee Plan shares which are the subject of this Registration Statement. In accordance with General Instruction E to Form S-8, the contents of the Existing Registration Statement are incorporated in this Registration Statement by reference, and in addition to the required opinions and consents, this Registration Statement contains information updating certain of the disclosures and exhibits contained or described in the Original Registration Statement. Only those Items of Form S-8 which are being updated are set forth below; the corresponding information in the Original Registration Statement shall be deemed to be modified, superseded or supplemented by the corresponding updated information set forth herein. The filing fee required by the Securities Act of 1933, as amended, and Rule 457 promulgated thereunder has been calculated in the table above and paid with respect to the Newly Authorized Shares only.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Original Registration Statement provides for the incorporation by reference therein of all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Original Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered thereunder have been sold or which deregisters all such securities then remaining unsold. In addition to such documents, the description of Registrant's Common Stock set forth under the caption "Item 1. Description of Registrant's Securities to be Registered" in Registrant's Registration Statement on Form 8-A filed with respect to such Common Stock pursuant to Section 12(g) of the Exchange Act, as amended by Amendment No. 1 to said Form 8-A filed under cover of a Form 8 and Amendment No. 2 to said Form 8-A filed on Form 8-A/A, is hereby incorporated by reference in this Registration Statement in lieu of the description of Registrant's


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



Common Stock referred to in subparagraph (c) of Item 3 of Part II of the Original Registration Statement.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the securities being offered pursuant to this Registration Statement has been passed upon for the Corporation by the law firm of Goodman Weiss Miller LLP. Certain attorneys of such firm, in the aggregate, own 24,684 shares, and have options to acquire an additional 105,000 shares of the Corporation's Common Stock. Robert A. Goodman, the senior partner of such firm, is a member of the Board of Directors and the Secretary of the Corporation.

ITEM 8.   EXHIBITS (NUMBERED BY REFERENCE TO ITEM 601 OF REGULATION S-K).

   4.1 Text of form of Certificate for Registrant's Common Stock, par value $.01 per share, and description of graphic and image material appearing thereon, incorporated herein by reference to Exhibit 4.2 to Registrant's Form 10-Q for the quarter ended June 30, 1995.

   4.2 Rights Agreement between Registrant and KeyBank National Association, as Rights Agent, dated as of August 25, 1987, as amended and restated as of July 31, 1996, incorporated herein by reference to Exhibit 4 to Registrant's Form 8-K dated August 5, 1996.

   4.3 Form of Rights Certificate (included as Exhibit A to the Rights Agreement included as Exhibit 4.2 to this Registration Statement). Until the Distribution Date (as defined in the Rights Agreement), the Rights Agreement provides that the Common Stock purchase rights created thereunder are evidenced by the certificates for Registrant's Common Stock (the text of which and description thereof are included as Exhibit 4.1 to this Registration Statement, which stock certificates are deemed also to be certificates for such Common Stock purchase rights) and not by separate Rights Certificates; as soon as practicable after the Distribution Date, Rights Certificates will be mailed to each holder of Registrant's Common Stock as of the close of business on the Distribution Date.

   4.4 Letter agreement among Registrant, KeyBank National Association and Harris Trust and Savings Bank, dated June 11, 1997, with respect to the appointment of Harris Trust and Savings Bank as successor Rights Agent under the Rights Agreement included as Exhibit 4.2 to this Registration Statement, incorporated herein by reference to Exhibit
          4.3.2 to Registrant's 10-K for the year ended March 31, 1997.

   5.1    Opinion of Goodman Weiss Miller LLP, filed herewith.

  23.1    Consent of Coopers & Lybrand L.L.P., filed herewith.

  23.2 Consent of Goodman Weiss Miller LLP (incorporated into Exhibit 5.1 to this Registration Statement).

  24.1 Power of Attorney executed by the directors of Registrant, filed herewith.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on December 23, 1997.

                                              TELXON CORPORATION


                                              By /s/ Frank E. Brick
                                                 ------------------------------
                                              Frank E. Brick, President and
                                                Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          NAME                                            TITLE                              DATE
          ----                                            -----                              ----

/s/ Frank E. Brick                           President, Chief Executive                 December 23, 1997
---------------------------                  Officer (principal executive
Frank E. Brick                               officer) and Director


/s/ Kenneth W. Haver                         Senior Vice President and                  December 23, 1997
---------------------------                  Chief Financial Officer
Kenneth W. Haver                             (principal financial officer)


/s/ Gary L. Grand                            Corporate Controller                       December 23, 1997
---------------------------                  (principal accounting
Gary L. Grand                                officer)

* Raj Reddy                                  Chairman of the Board                      December 23, 1997
--------------------------
Raj Reddy and Director

* John H. Cribb                              Vice Chairman of the                       December 23, 1997
--------------------------                   Board and Director
John H. Cribb

* Richard J. Bogomolny                       Director                                   December 23, 1997
--------------------------
Richard J. Bogomolny

* Robert A. Goodman                          Director                                   December 23, 1997
--------------------------
Robert A. Goodman

* Norton W. Rose                             Director                                   December 23, 1997
--------------------------
Norton W. Rose

          *The undersigned does hereby sign this Registration Statement on behalf of the above persons pursuant to the power of attorney duly executed and filed with the Securities and Exchange Commission as Exhibit 24.1 to this Registration Statement, all in the capacities indicated on this 23rd day of December, 1997.

                                             By: /s/ Kenneth W. Haver
                                                 ------------------------------
                                             Kenneth W. Haver, Attorney-in-Fact

                                INDEX TO EXHIBITS
              (Numbered by Reference to Item 601 of Regulation S-K)

   *4.1 Text of form of Certificate for Registrant's Common Stock, par value $.01 per share, and description of graphic and image material appearing thereon, incorporated herein by reference to Exhibit 4.2 to Registrant's Form 10-Q for the quarter ended June 30, 1995.

   *4.2 Rights Agreement between Registrant and KeyBank National Association, as Rights Agent, dated as of August 25, 1987, as amended and restated as of July 31, 1996, incorporated herein by reference to Exhibit 4 to Registrant's Form 8-K dated August 5, 1996.

   *4.3 Form of Rights Certificate (included as Exhibit A to the Rights Agreement included as Exhibit 4.3 to this Registration Statement). Until the Distribution Date (as defined in the Rights Agreement), the Rights Agreement provides that the Common Stock purchase rights created thereunder are evidenced by the certificates for Registrant's Common Stock (the text of which and description thereof are included as Exhibit 4.1 to this Registration Statement, which stock certificates are deemed also to be certificates for such Common Stock purchase rights) and not by separate Rights Certificates; as soon as practicable after the Distribution Date, Rights Certificates will be mailed to each holder of Registrant's Common Stock as of the close of business on the Distribution Date.

   *4.4 Letter agreement among Registrant, KeyBank National Association and Harris Trust and Savings Bank, dated June 11, 1997, with respect to the appointment of Harris Trust and Savings Bank as successor Rights Agent under the Rights Agreement included as Exhibit 4.3 to this Registration Statement, incorporated herein by reference to Exhibit 4.3.2 to Registrant's 10-K for the year ended March 31, 1997.

  **5.1           Opinion of Goodman Weiss Miller LLP, filed herewith.

 **23.1           Consent of Coopers & Lybrand L.L.P., filed herewith.

 **23.2           Consent of Goodman Weiss Miller LLP (incorporated into Exhibit
                  5.1 to this Registration Statement).

 **24.1 Power of Attorney executed by the directors of Registrant, filed herewith.

 *  Previously filed.
**  Filed herewith.


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